EXHIBIT 21.1

Subsidiaries of Registrant

Subsidiary	Jurisdiction of Organization

American VitalCare, LLC	State of California
RehabCare Group East, Inc.	State of Delaware
RehabCare Group Management Services, Inc.	State of Delaware
RehabCare Group of California, LLC	State of Delaware
RehabCare Group of Texas, LLC	State of Texas
Salt Lake Physical Therapy Associates, Inc.	State of Utah
RehabCare Hospital Holdings, LLC	State of Delaware
West Gables Rehabilitation Hospital, LLC	State of Delaware
Clear Lake Rehabilitation Hospital, LLC	State of Delaware
Lafayette Specialty Hospital, LLC	State of Delaware
Tulsa Specialty Hospital, LLC	State of Delaware
Louisiana Specialty Hospital, LLC	State of Delaware
RehabCare Group of Arlington, L.P.	State of Texas
RehabCare Group of Amarillo, L.P.	State of Texas
RehabCare Group of Midland, L.P.	State of Texas
Cannon & Associates, LLC	State of Delaware
Symphony Health Services, LLC	State of Delaware
VTA Management Services, LLC	State of Delaware
VTA Staffing Services, LLC	State of Delaware
Northland LTACH, LLC	State of Delaware
CTRH, LLC	State of Delaware
Central Texas Specialty Hospital, LLC	State of Delaware
St. Luke’s Rehabilitation Hospital, LLC	State of Delaware
The Specialty Hospital, LLC	State of Georgia
Greater Peoria Specialty Hospital, LLC	State of Delaware
Dallas LTACH, LLC	State of Delaware
Triumph Healthcare Holdings, Inc.	State of Delaware
Triumph Healthcare Third Holdings, LLC	State of Delaware
Triumph Healthcare Second Holdings, LLC	State of Delaware
New Triumph Healthcare, LLP	State of Texas
New Triumph Healthcare of Texas, LLC	State of Texas
New Triumph Healthcare, Inc.	State of Delaware
Triumph Hospital of North Houston, L.P.	State of Texas
Triumph Hospital of East Houston, L.P.	State of Texas
Triumph Medical Plaza, L.P.	State of Texas
Triumph Southwest, L.P.	State of Texas
Triumph Hospital Medical Center, L.P.	State of Texas
SCCI Health Services Corporation	State of Delaware
SCCI Hospitals of America, Inc.	State of Delaware
SCCI Hospital Ventures, Inc.	State of Delaware
SCCI Hospital – El Paso, Inc.	State of Delaware
SCCI Hospital – Mansfield, Inc.	State of Delaware
SCCI Hospital – Easton, Inc.	State of Delaware